Exhibit 21

List of Subsidiaries of General Mills, Inc.

Subsidiary	Jurisdiction

AESR, LLC	Delaware
Cereal Partners France B.V.	Netherlands
Cereales Partners Colombia Ltda.	Colombia
Cereales Partners Latin America LLC	Delaware
Colombo, Inc.	Delaware
D.H. Austral (Uruguay) Sociedad Anonima	Uruguay
FYL Corp.	California
Gardetto’s Bakery, Inc.	Wisconsin
GCF Servicios de Mexico, S. de R.L. de C.V.	Mexico
General Mills (Suisse) SVE Sarl	Switzerland
General Mills Argentina S.A.	Argentina
General Mills Argentina, L.S., LLC	Delaware
General Mills Asia Pacific Limited	Hong Kong
General Mills Asia Pte. Ltd.	Singapore
General Mills Australia Pty Ltd	Australia
General Mills Bakery & Foodservice Manufacturing Pty Ltd.	Australia
General Mills Bakery & Food Service Pty Ltd	Australia
General Mills Belgium, SNC	Belgium
General Mills Belgium, SNC, Portugal Branch	Portugal
General Mills Berwick Limited	UK
General Mills Brasil Ltda	Brazil
General Mills Canada BV	Netherlands
General Mills Canada Corporation	Canada
General Mills Capital, Inc.	Nevada
General Mills Cereals Properties, LLC	Delaware
General Mills Cereals, LLC	Delaware
General Mills China Holdings Limited	Mauritius
General Mills China Limited	Hong Kong
General Mills Continental, Inc.	Delaware
General Mills Continental, Inc. S.A.	Chile
General Mills de Mexico, S. de R.L. de C.V.	Mexico
General Mills de Venezuela, C.A.	Venezuela
General Mills Direct Marketing, Inc.	Delaware
General Mills Entertainment, Inc.	Minnesota
General Mills Espana B.V.	Netherlands
General Mills Exchange Sub, LLC	Delaware
General Mills Europe Sarl	Switzerland
General Mills Factoring LLC	Delaware
General Mills Finance, Inc.	Delaware
General Mills Foods, Inc.	Philippines
General Mills Foods (Nanjing) Co. Ltd.	China
General Mills Foods Asia Limited	Hong Kong
General Mills Foundation (non-profit)	Minnesota
General Mills France (SAS)	France
General Mills Global Finance Ltd.	Bermuda
General Mills Global Holdings Ltd.	Bermuda
General Mills Global Holdings Two Ltd.	Bermuda
General Mills GmbH	Germany
General Mills Guam, Inc.	Guam
General Mills HD Japan B.V.	Netherlands
General Mills Hellas S.A.	Greece
General Mills Holding (Australia) Pty Limited	Australia
General Mills Holding (France) SAS	France
General Mills Holding (Spain) ETVE, S.L.	Spain

Subsidiary	Jurisdiction

General Mills Holding (U.K.) Limited	United Kingdom
General Mills Holding A (Netherlands) B.V.	Netherlands
General Mills Holding B (Netherlands) B.V.	Netherlands
General Mills Holding B.V.	Netherlands
General Mills Holding One (Germany) GmbH	Germany
General Mills Holland B.V.	Netherlands
General Mills Hong Kong Limited	Hong Kong
General Mills Iberica, S.A. Unipersonal	Spain
General Mills ICF S.A.R.L.	Switzerland
General Mills India Private Limited	India
General Mills International (France) S.A.S.	France
General Mills International A, Inc.	Delaware
General Mills International B, Inc.	Delaware
General Mills International Businesses Two, Inc.	Delaware
General Mills International Businesses, Inc.	Delaware
General Mills International Finance LLC	Delaware
General Mills International Holdings, LLC	Delaware
General Mills International Limited	Delaware
General Mills International y Compania S. en N.C. de C.V.	Mexico
General Mills IP Holdings I, LLC	Delaware
General Mills IP Holdings II, LLC	Delaware
General Mills Israel Ltd	Israel
General Mills Italia Srl	Italy
General Mills Korea Co., Ltd.	South Korea
General Mills Landes (SAS)	France
General Mills Lebanon S.A.L.	Lebanon
General Mills Luxembourg S.A.R.L.	Luxembourg
General Mills Maarssen B.V.	Netherlands
General Mills Maarssen Holding, Inc.	Delaware
General Mills Maghreb SARL	Morocco
General Mills Malaysia Sdn. Bhd.	Malaysia
General Mills Manufacturing Australia Pty Ltd.	Australia
General Mills Marketing, Inc.	Delaware
General Mills Mauritius, Inc.	Mauritius
General Mills Middle East SAL	Lebanon
General Mills Missouri, Inc.	Missouri
General Mills N.A., NV	Netherlands Antilles
General Mills Netherlands B.V.	Netherlands
General Mills New Zealand Limited	New Zealand
General Mills North America Affiliates	Canada
General Mills Operations, Inc.	Delaware
General Mills Pension Trustee Limited	UK
General Mills Products Corp.	Delaware
General Mills Properties, Inc.	New York
General Mills RH, Inc.	Delaware
General Mills Rights Holdings, LLC	Delaware
General Mills Russia Holding, Inc.	Delaware
General Mills Sales, Inc.	Delaware
General Mills San Adrian, S.L. Unipersonal	Spain
General Mills Scandinavia AB	Sweden
General Mills Services (UK) Ltd.	England
General Mills Services, Inc.	Delaware
General Mills Snacks Holding B.V.	Netherlands
General Mills South Africa (Proprietary) Limited	South Africa
General Mills Taiwan Limited	Taiwan
General Mills UK Limited	UK
General Mills Venezuela BV	Netherlands

Subsidiary	Jurisdiction

General Mills Ventas de Mexico, S. de R.L. de C.V.	Mexico
Gigante Verde Y Compania, S. en N.C. de C.V.	Mexico
Gigante Verde, Inc.	Delaware
GM Cereals Holdings, Inc.	Delaware
GM Cereals Operations, Inc.	Delaware
GM Class B, Inc.	Delaware
GMEAF SNC	France
GMSNACKS, SCA	France
Gold Medal Insurance Co.	Minnesota
Green Giant Asia Pacific Ltd.	Taiwan
Green Giant International Inc.	Minnesota
Guangzhou Pillsbury V. Pearl Foods Co., Ltd.	China
Haagen-Dazs Arras (SNC)	France
Haagen-Dazs Belgium (S.A. N.V.)	Belgium
Haagen-Dazs International Shoppe Company, Inc.	Minnesota
Haagen-Dazs Nederland B.V.	Netherlands
Haagen-Dazs Taiwan Limited	Taiwan
Hangzhou H.D. Food Company Ltd	China
HD China B.V.	Netherlands
HDIP Inc.	Delaware
Inmobiliaria Selene, S.A. de C.V.	Mexico
Ino Fita GmbH	Germany
La Saltena S.A.	Argentina
MESI Fuel Station No. 1 L.L.C.	Ohio
Mills Online, Inc.	Delaware
Northgate Partners LLC	North Dakota
Old El Paso Foods B.V.	Netherlands
Pet, Inc.	Delaware
Pillsbury Foods Manufacturing Sdn. Bhd	Malaysia
Pillsbury Frozen Foods Holdings (Guangzhou) Limited	BVI
Pillsbury Frozen Foods Holdings (Shanghai) Limited	BVI
Pillsbury Mexico, S.A. de C.V.	Mexico
Pillsbury Philippines International, Inc.	Philippines
Pillsbury Puerto Rico, Inc.	Puerto Rico
Pillsbury Shanghai Frozen Food, Limited	China
Popcorn Distributors, Inc.	Delaware
Progresso Quality Foods Company	Delaware
Pt Cereal Partners Indonesia	Indonesia
RDL Coal L.L.C.	Delaware
Roush Products Company, Inc.	California
Shanghai General Mills Consulting Ltd.	China
Shanghai H.D. Food Company Limited	China
Shanghai Haagen-Dazs Food Trading Co., Ltd.	China
Shaw Coast Business – SGPS, Lda	Portugal
Small Planet Foods, Inc.	Washington
Super Fitness International S.A.	Panama
Sweetgrass Grain Partnership	Montana
The Pillsbury Company	Delaware
TPC-RF, Inc.	California
Washburn Investment Office Incorporated	Delaware
Win/Win Radio, Inc.	Delaware
Yoplait USA, Inc.	Delaware

Joint Venture	Jurisdiction

8th Continent, LLC	Delaware
C.P. Hellas EEIG	Greece
C.P.A. Cereal Partners Handelsgesellschaft M.B.H.	Austria
C.P.A. Cereal Partners Handelsgesellschaft m.b.H. & Co. OHG	Austria
C.P.D. Cereal Partners Deutschland GmbH & Co. OHG	Germany
C.P.D. Cereal Partners Deutschland Verwaltungsgesselschaft mbH	Germany
C.P.W. Mexico S. de R.L. de C.V.	Mexico
Cereal Associados Portugal A.E.I.E.	Portugal
Cereal Partners (Malaysia) Sdn. Bhd. (CPW Malaysia)	Malaysia
Cereal Partners (Thailand) Limited	Thailand
Cereal Partners Czech Republic, s.r.o. (CP Czech Republic)	Czech Republic
Cereal Partners Espana, A.E.I.E.	Spain
Cereal Partners France SNC	France
Cereal Partners Gida Ticaret Limited Sirketi	Turkey
Cereal Partners Hungaria Ltd.	Hungary
Cereal Partners LLC (CPW Russia)	Russia
Cereal Partners Mexico SA de CV	Mexico
Cereal Partners Poland Torun-Pacific Sp.z.o.o.	Poland
Cereal Partners Slovak Republic, s.r.o. (CP Slovak Republic)	Slovak Republic
Cereal Partners Trading, LLC	Russia
Cereal Partners U.K.	United Kingdom
Cereal Partners Venezuela (CPW Venezuela)	Venezuela
Cereales C.P.W. Bolivia S.R.L.	Bolivia
Cereales C.P.W. Chile Limitada	Chile
Cereales CPW Peru Limitada	Peru
CP Argentina – U.T.E.	Argentina
CP Colombia ACP	Colombia
CP Mexico	Mexico
CP Middle East FZCO	UAE
CP Suisse	Switzerland
CPW Australia (aka Cereal Partners Australia)	Australia
CPW Brasil Ltda.	Brazil
CPW Dominican Republic	Dominican Republic
CPW Ecuador	Ecuador
CPW Hong Kong Limited	Hong Kong
CPW New Zealand	New Zealand
CPW Operations S.A.R.L.	Switzerland
CPW Paraguay S.R.L.	Paraguay
CPW Philippines, Inc.	Philippines
CPW Romania	Romania
CPW S.A.	Switzerland
CPW Singapore (Pte.) Ltd.	Singapore
CPW Trinidad & Tobago, Ltd.	Trinidad
CPW Turkey (cost sharing agreement)	Turkey
CPW Uruguay S.A.	Uruguay
Haagen-Dazs Japan, Inc.	Japan
Haagen-Dazs Korea Co., Ltd.	South Korea
HD Distributors (Thailand) Co., Ltd.	Thailand
HD Marketing & Distribution Philippines, Inc.	Philippines
Nestle General Mills Foods Shanghai Limited	Shanghai
Nestle General Mills Tianjin (CPW Tianjin)	China
Seretram (SAS)	France